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                                                                  EXHIBIT 10.24



                                  The following

                                    AGREEMENT

                       is hereby concluded by and between

    BetaDigital Gesellschaft fur digitale Fernsehdienste mbH, represented by General Manager, Mr. Gabor Toth, Betastr. 1, 85774 Unterfohring

                                       and

  SCM Microsystems GmbH, represented by General Manager, Mr. Bernd Meier, Luit-
                         poldstr. 6, 85276 Pfaffenhofen:


                             I. DEVELOPMENT CONTRACT

1. BetaDigital hereby engages SCM to develop a Conditional Access Module (module) in accordance with the specification, construction plans and bill of material attached as appendices 1 through 3; express reference is hereby made thereto.

        A component of the development order shall be the delivery of [*] prototypes of the module. Half of the prototypes shall, in addition to the foregoing description, be equipped with [ * ].

        For this purpose, BetaDigital shall provide [ * ] which have already been delivered shall be offset against this amount. Upon availability of a new version of the [ * ] BetaDigital shall provide such new version; SCM shall be obligated to incorporate the newest version of the [ * ] into the development of the [ * ] and later serial fabrication.


        BetaDigital shall supply [ * ].


        Each module shall be provided with the label [ * ] in accordance with the description set forth in appendix 4.


2. SCM shall deliver to BetaDigital the development documentation, which must be fully created, as well as all other documents in connection with the development for the hardware (such as electric circuit diagrams, mechanical plans, PCB layout) and the software for the [ * ], to the extent that these are created by SCM or in joint collaboration with BetaDigital.

3. SCM shall transfer to BetaDigital the right to use the [ * ] arising in connection with the development of the module, including the [ * ]; said use right shall be [ * ].


* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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        The provisions of Sections 69 a and 69 b UrhG [German Copyright
        Act] and Sections 69 d through 69 g UrhG shall remain unaffected.

4. It shall be responsibility of SCM that the services rendered by SCM do not infringe upon the proprietary rights of third parties.

        SCM shall defend BetaDigital in its own name against all claims which are asserted by a third party on the grounds of alleged infringement of industrial property rights (patents, patent applications, copyrights, trademarks, rights to masks and semiconductor topologies, etc.) as a result of the delivered or licensed products and shall compensate BetaDigital for all judicially imposed costs and compensatory damage, provided that BetaDigital - informs SCM promptly and in writing concerning the assertion of such claims, - provides SCM with all necessary information, - provides reasonable support and - provided that the authority to decide whether such claims shall be defended or settled shall remain exclusively with SCM.

5. It shall be the responsibility of BetaDigital that the hardware and software provided by BetaDigital does not infringe upon proprietary rights of third parties.

        BetaDigital shall defend SCM in its own name against all claims which are asserted by a third party on the grounds of alleged infringement of industrial property rights (patents, patent applications, copyrights, trademarks, rights to masks and semiconductor topologies, etc.) as a result of the delivered or licensed products and shall compensate SCM for all judicially imposed costs and compensatory damage, provided that SCM

        - informs BetaDigital promptly and in writing concerning the assertion of such claims,
        - provides BetaDigital with all necessary information,
        - provides reasonable support and - provided that the authority to decide whether such claims shall be defended or settled shall remain exclusively with BetaDigital.

6. SCM promises that it shall develop the module set forth in paragraph 1 by no later than [ * ] and shall do so in such a manner that serial fabrication shall be [ * ].

7. Acceptance of the prototypes shall take place with the help of the performance description in section 1, above, within a period of [ * ] following delivery of the prototypes.

8. The [ * ] which are delivered shall remain the property of BetaDigital. If a loss of ownership occurs as a result of combination, mixture or processing, BetaDigital shall receive a [ * ] in accordance with the [ * ] provided. The delivery of [ * ] shall not include a right on the part of SCM to utilize, use or transfer any existing copyrights.

9. The development, manufacture and delivery of prototypes shall be carried [ * ].


* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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10.     In the event of default in performance by SCM, BetaDigital shall be entitled to withdraw from the entire agreement following the imposition of a deadline and the threat of refusal. Claims for compensatory damages for failure to perform shall be barred.

        Default in performance shall not occur to the extent that BetaDigital fails to perform in a timely manner a duty to supply to which it is subject.

        Otherwise, the statutory regulations shall apply; specifically, the right of termination set forth in Section 649 BGD [German Civil Code] shall remain unaffected.


                                    II. PILOT SERIES PRODUCTION

1. BetaDigital shall order [ * ] units of the pilot series of the modules in accordance with the performance description in section 1 of the development order. If, during the development phase, the parties mutually agree to modify the performance description, delivery shall be made in accordance with the modified specification.

        The release of the pilot series production shall be carried out by BetaDigital. It shall take place in writing within [ * ] business days following acceptance of the prototypes.

2. The components supplied by BetaDigital shall remain the property of BetaDigital. If a loss of ownership occurs as a result of combination, mixture or processing, BetaDigital shall receive a [ * ] in accordance with the components provided. The delivery of components shall not include a right on the part of SCM to utilize, use or transfer any existing copyrights.

3.      The delivery of the pilot series lot shall take place by [ * ]

4. The per module price of the pilot series shall be DM [*]. It shall be understood that this price does not include the [ * ]

5. Delivery shall be made at the expense and risk of [ * ] to Nokia Satellite Systems AB, Manvagen, 59183 Motola, Sweden.

6. Acceptance shall be carried out by Nokia in the capacity of representative of BetaDigital. Checking shall be done by means of random samples ([ * ] of the delivery).

        If the receiving inspection reveals a projected defect ratio of [ * ] or more, BetaDigital--represented by Nokia, if applicable--shall be entitled to return the entire delivery at SCM's expense. SCM shall be obligated to provide prompt replacement in the event of a return. In the event of failure or delay of the replacement delivery, BetaDigital shall be entitled to cancellation.



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        SECURITIES AND EXCHANGE COMMISSION.


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                           III. ORDER QUANTITY [ * ]


1. BetaDigital shall [ * ] order [ * ] modules (less the pilot series) between[ * ] and [ * ]. The following shall fall within said order quantity [ * ]:


                - orders of a further developed Conditional Access Module based on a separate development contract (concerning software and/or hardware, and/or Conditional Access Module with Common Interface and

                - all orders by third parties, to the extent that they use the module in connection with the d-box technology. BetaDigital shall be entitled to hire an auditor to inspect the orders of third parties at SCM.

        For the first [ * ] units in connection with the order quantity [ * ], the parties hereby agree among themselves upon a price per module of DM [ * ]. It shall be understood that this price does not include the [ * ] to be provided by BetaDigital.

3.      SCM shall [ * ] supply at least [ * ] modules during [ * ].


        BetaDigital shall order     [ * ] units for delivery by     [ * ]
        and an additional [ * ] units for delivery by no later than [ * ].
        To the extent that BetaDigital does not call for the [*] units for delivery in the [ * ], an advance toward material costs in the amount of [ * ] of the module price shall be paid by [ * ], for the difference in unit number. The residual price shall be paid according to the usual payment rules.


4. For the following [ * ] units in connection with the order quantity [ * ], the parties hereby agree among themselves upon a price determination by BetaDigital as follows:

                                  [ * ]

                - It is intended that the price determination [ * ] in advance by BetaDigital--[ * ] after sending the [ * ], if possible.

5. If the order quantity [ * ] is not satisfied within the stipulated period of time, BetaDigital shall be obligated to pay [ * ](in lieu of stipulated performance) for the order quantity not purchased.

6. To the extent that components are delivered by BetaDigital for the production of the modules, SCM shall check them for their functionality prior to use. The components shall remain the property of BetaDigital. If a loss of ownership occurs through combination, mixture or processing, BetaDigital shall receive [ * ] in accordance with the components provided.




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        SECURITIES AND EXCHANGE COMMISSION.



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        The delivery of components shall not include a right on the part of SCM to utilize, use or transfer any existing copyrights. In the case of orders by third parties in connection with the order quantity [ * ], SCM shall be obligated to obtain consent in advance from BetaDigital concerning the use of the components.


        IV. DELIVERY TERMS FOR DELIVERIES IN CONNECTION WITH THE ORDER QUANTITY [ * ]

1.      The lot size shall be [ * ] units.

2. The delivery times shall be a maximum of [ * ] from the time of the order. Order and delivery time provisions shall be made by BetaDigital or Nokia in its capacity as representative upon presentation of a power of attorney.

3. Delivery shall be made at the expense and risk of [ * ] to Nokia Satellite Systems AB, Manvagen, 59183 Motala, Sweden.

4. The described delivery deadline shall be binding with the exception of the delivery of the first [ * ] units.

        If SCM defaults with regard to a delivery or portions thereof, SCM shall be obligated to pay lump-sum compensatory damages in the amount of [ * ] of the invoice amount of the delivery affected by the defaults or portion thereof for each week which is started as of the beginning of the default. The lump-sum compensatory damage claim, however, shall be limited to a maximum of [ * ] of the relevant invoice amount. SCM shall be entitled to provide documentation of lower or an absence of damages; in such a case, compensation shall be made therefor.

        Default shall not take place to the extent that BetaDigital does not provide the [ * ] a timely manner.

        Acceptance shall be carried out by [ * ] in the capacity of representative of BetaDigital. Checking shall be done by means of random samples [ * ] of the delivery).

5. If the receiving inspection reveals a projected defect ratio of [ * ] or more, BetaDigital--represented by Nokia, if applicable--shall be entitled to return the entire delivery at SCM's expense. SCM shall be obligated to provide prompt replacement in the event of a return. In the event of failure or delay of the replacement delivery, BetaDigital shall be entitled to cancellation. If a projected total of less than [ * ] of the delivered modules are defective, BetaDigital shall be entitled to a reduction on a percentage basis. Otherwise, guarantee shall be barred.



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                                  V. LIABILITY

1. SCM shall be liable without restriction for damages--regardless of the legal grounds therefor--to the extent that such damages were caused by intentional conduct or gross negligence or are attributable to the absence of a promised attribute, or to the extent that the Product Liability Act provides for mandatory liability.

2. Unless otherwise provided in section I.4, I.5, IV.4 or V.1, SCM shall be liable up to a maximum of DM [ * ] German marks for personal injury and property damage and up to a maximum of DM [ * ] German marks for other damage, but not for lost profits or damages whose occurrence was typically not foreseeable at the time of the conclusion of the contract.

3.      Otherwise, further liability shall be barred.




                                VI. PAYMENT TERMS

        Unless expressly agreed to the contrary, payments shall be due [ * ] after invoicing.




                               VII. MISCELLANEOUS

1. This agreement shall replace the contractual relationship concerning the fabrication and order of Conditional Access Modules with Common Interface order letter dated [ * ] in its entirety.

2. In accordance with the non-disclosure agreements already stipulated on [ * ], the parties shall be obligated to treat information and knowledge arising from the collaboration in a strictly confidential manner.

        The parties hereby agree to pay a contractual penalty in the amount of DM [ * ] for each instance of violation (the defense of a single continuing offense shall be barred).

3. The appendices to this contract shall constitute substantial components hereof.

4. This contract shall be governed by the law of the Federal Republic of Germany.

5. The place of venue for all disputes concerning the validity and performance of this agreement shall be Munich.

6. No oral collateral agreements exist. The parties hereby agree that modifications of this contract and its appendices must be made in writing; this shall also apply to modification of the written form clause.

7. If individual provisions of this contract or portions thereof are or should become invalid or void, the validity of the remaining provisions shall not be affected.



Unterfohring, 10/9/96


s/Bernd Meier
                                                   [signature]
SCM Microsystems GmbH                              BetaDigital, Gessellschaft
                                                   fur digitale Fernsehdienste
                                                   mbH
General Manager                             General Manager



*       CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE
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        SECURITIES AND EXCHANGE COMMISSION.